PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-92161
                                                                       333-95805



                                     [LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                     Share         Primary
                              Name of Company                         Ticker        Amounts    Trading Market
                              ---------------                         ------        -------    --------------
           Abbott Laboratories                                         ABT            14            NYSE
           Allergan, Inc.                                              AGN             1            NYSE
           Andrx Corporation-Andrx Group                               ADRX            2           NASDAQ
           Advanced Medical Optics, Inc.                               AVO         0.222222         NYSE
           Biovail Corporation                                         BVF             4            NYSE
           Bristol-Myers Squibb Company                                BMY            18            NYSE
           Eli Lilly & Company                                         LLY            10            NYSE
           Forest Laboratories, Inc.                                   FRX             4            NYSE
           Hospira, Inc.                                               HSP            1.4           NYSE
           IVAX Corporation                                            IVX          2.34375         AMEX
           Johnson & Johnson                                           JNJ            26            NYSE
           King Pharmaceuticals, Inc.                                   KG           4.25           NYSE
           Medco Health Solutions                                      MHS          2.6532          NYSE
           Merck & Co., Inc.                                           MRK            22            NYSE
           Mylan Laboratories, Inc.                                    MYL           2.25           NYSE
           Pfizer Inc.                                                 PFE            58            NYSE
           Schering-Plough Corporation                                 SGP            14            NYSE
           Valeant Pharmaceuticals                                     VRX             1            NYSE
           Watson Pharmaceuticals, Inc.                                WPI             1            NYSE
           Wyeth                                                       WYE            12            NYSE
           Zimmer Holdings, Inc.                                       ZMH            1.8           NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2005.